Exhibit 99.2

EMPLOYMENT AGREEMENT

        THIS EMPLOYMENT AGREEMENT is effective as of June 20, 2005, by and among LICENSE PRODUCTS, INC., a Wisconsin corporation (“LPI”), LEE MIDDLETON ORIGINAL DOLLS, INC., a Wisconsin corporation (“LMOD” and together with LPI, the “Companies”), THE MIDDLETON DOLL COMPANY, a Wisconsin corporation (the “Parent”) and KENNETH A. WERNER (the “Executive).

RECITAL

        A.     Each of the Companies (individually a “Company”) are subsidiaries of the Parent.

        B.     The Executive, LPI and the Parent are parties to an Employment Agreement dated January 1, 2003 by the terms of which LPI currently employs the executive as its President (the “LPI Agreement”).

        C.     LPI desires to continue to employ Executive as its President and LMOD desires to employ the Executive and Executive is willing to make his services available to the Companies on the terns and conditions set forth in this Agreement.

AGREEMENTS

        In consideration of the mutual covenants and agreements set forth in this Agreement, the parties agree as follows:

        1.    Employment. LPI and LMOD shall each employ Executive as its President. Executive agrees to serve in such capacities on the terms and conditions hereinafter set forth.

            (a)    Term. The term of this Agreement shall commence upon the date hereof and continue until June 20, 2007, unless terminated earlier pursuant to paragraph 3 of this Agreement (the “Initial Term”); provided, however, beginning on June 20, 2006 and on each day thereafter, it shall automatically renew for one additional day, such that it remains evergreen for a one year period, unless either party gives written notice to the other to cease such renewals, in which case employment shall cease as of the end of the then current term (the “Term of Employment”).

            (b)    Duties and Responsibilities. During the period of Executive’s employment hereunder, except for periods of illness, vacation periods and reasonable leaves of absence, Executive shall devote his full business time, attention, skill and best efforts to the business and affairs of the Companies. Executive shall report directly to the Board of Directors of the Parent (the “Chairman”). Executive shall have such duties, responsibility and requisite authority as are reasonably assigned him from time to time by the Chairman.

                The Parent agrees to elect the Executive to the Boards of Directors of the Companies as long as he remains an employee of the Companies. Notwithstanding the foregoing, the Executive agrees that the independent members of the Boards of Directors shall have exclusive and independent authority to act on behalf of the Companies with respect to this Agreement, including but not limited to his termination, without any notice to the Executive in his capacity as a Board member and without the deliberation of the Boards as a whole, including the Executive.

        2.    Compensation and Reimbursement.

            (a)    Base Salary. During the Term of Employment, Executive shall receive a base salary of Two Hundred Fifty Thousand Dollars ($250,000) per year (“Base Salary”), or such increased salary as may from time to time be approved by the Board of Directors of the Parent (the “Board”). Executive’s Base Salary shall be paid in accordance with the Companies’ regular payroll practices. The Base Salary shall be divided between the Companies as the Board may determine.

                Effective on July 1 of each year, beginning with July 1, 2006, the amount of the Executive’s Base Salary shall be adjusted in proportion to the change in the U.S. Department of Labor Bureau of Labor Statistics Consumer Price Index-All Urban Consumer (1984=100) (“CPI”) over the prior one year period.

            (b)    Parent Corporation Options. Under the terms of the LPI Agreement, the Parent granted to the Executive nonqualified stock options (the “Options”) to purchase 40,900 shares of the $.01 par value common stock of the Parent at not less than the fair market value of such stock on the date of grant in accordance with the Parent’s 2003 Stock Option Plan (the “Plan”). The Executive shall continue to hold the Options in accordance with the Plan and the LPI Agreement.

            (c)    Performance Bonuses.

                (i)     If the Companies achieve $1,000,000 of consolidated EBITDA in any fiscal year and the Executive remains an employee of the Companies at the end of such year, within 30 days after the completion of the Companies’ audits for such year, the Companies shall pay to the Executive a cash bonus equal to 2.5% of his Base Salary for such year.

                (ii)     At such time as the Companies achieve $5,000,000 of EBITDA on a consolidated basis in any fiscal year and the Executive remains an employee of the Companies at the end of such year, within 30 days after the completion of the Companies’ audits for such year, the Companies shall pay to the Executive a cash bonus of $50,000.

                (iii)     For purposes of the foregoing sections, “EBITDA” means, at the time of any determination, the consolidated sum of the following items for Companies during the relevant fiscal year period determined in accordance with GAAP:

                    [a]     Net income from continuing operations during such period, excluding extraordinary gains and income items, plus

                    [b]     Interest expense during such period, net of interest income accrued during such period, plus

                    [c]     Federal and state income taxes paid and accrued during such period, plus

                    [d]     Depreciation and amortization.

            (d)    Signing Bonus. Provided he remains an employee of the Companies on such date, on January l, 2006, the Companies shall pay to the Executive a cash bonus of $25,000.

            (e)    Vacation. Vacation shall be taken at such time and in such intervals as is mutually acceptable to Executive and the Chairman.

            (f)    Benefit Plans. Executive shall be eligible to participate, to the extent he may be eligible, in any medical, health, dental, disability or any other employee benefit plans the Companies generally make available to their employees.

            (g)    Fringe Benefits Generally. Executive will receive such fringe benefits as the Companies make available to their employees generally, including participation the Companies’ 401(k) or other profit sharing plans and such other benefits as the Board may, from time to time, in its discretion grant to Executive.

            (h)    Reimbursement of Reasonable Business Expenses. The Companies will reimburse Executive for reasonable expenses incurred by him in connection with the performance of his duties and responsibilities pursuant to this Agreement, including, but not limited to, travel expenses, expenses in connection with seminars, professional conventions or similar professional functions and other reasonable business expenses. Executive agrees to provide the Companies with receipts and/or documentation sufficient to permit the Companies to take their full business expense deduction. The Companies will have no obligation to reimburse Executive for expenses claimed for which Executive fails to provide sufficient receipts and/or documentation.

        3.    Termination of Employment.

            (a)    Termination by the Companies for Cause. Either Company may terminate Executive’s employment prior to the expiration of the Term of Employment by written notice to the Executive for Cause (as defined below). In the event of termination of Executive’s employment in accordance with the conditions of this paragraph 3(a), the Term of Employment shall end, all of the Executive’s obligations pursuant to this Agreement (except for those provided in paragraphs 4, 5 and 6) shall end and the Companies’ obligations to pay compensation to the Executive pursuant to paragraph 2 shall cease on the effective date of termination; provided, however, that the Option Agreement shall control the vesting of the Executive’s Options upon his termination of employment, including as a result of his death or Disability.

                (i)     For purposes of this Agreement, “Disability” shall mean a physical or mental sickness or any injury which renders Executive incapable of performing the services required of him as an executive of the Companies and which does or, based upon a qualified medical opinion, may be expected to continue to a reasonable degree of medical certainty for more than four months during any 12-month period. If Executive shall be able to perform his usual and customary duties on behalf of the Companies following a period of disability, and does so perform such duties or such other duties as are prescribed by the Board for a period of four continuous months, any subsequent period of disability shall be regarded as a new period of disability for purposes of this Agreement. The Board and Executive shall determine the existence of a Disability and the date upon which it occurred. In the event of a dispute regarding whether or when a Disability occurred, the matter shall be referred to a medical doctor selected by the Board and Executive. If they fail to agree upon such a medical doctor, the Board and Executive shall each select a medical doctor who together shall select a third medical doctor who shall make the determination. Such determination shall be conclusive and binding upon the parties hereto.

                (ii)     For purposes of this Agreement, “Cause” shall mean Executive [a] violated the terms of sections 4, 5 or 6 of this Agreement; [b] received a written notice from the Chairman specifying Executive’s failure to substantially perform his duties to either Company to the reasonable satisfaction of the Board acting in good faith and failed to cure such failure in the performance of his duties within 30 days from the date of notice; [c] convicted of a felony or a crime involving moral turpitude; [d] engaged in serious misconduct which is demonstrably injurious to a Company; [e] engaged in fraud or dishonesty with respect to a Company or knowingly made a material misrepresentation to any officer of a Company or the Parent or the Board; [f] committed acts of negligence in the performance of his duties that are substantially injurious to a Company, [g] suffers a Disability, or [h] dies; or [i] voluntarily terminates his employment with a Company. If either Company has Cause to terminate Executive, the other Company shall also be deemed to have Cause to terminate the Executive.

            (b)    Termination by the Companies Other Than for Cause. If, prior to the expiration of the Term of Employment, the Companies terminate this Agreement for any reason other than for Cause, as a severance benefit and liquidated damages for the Companies breaching their obligations hereunder, Executive shall continue to receive his Base Salary for a period equal to the remaining Term of Employment (the “Severance Period”). In addition, Executive’s Options shall fully vest.

            (c)    Termination by Executive. Notwithstanding section 1(a), Executive may terminate his employment with the Companies upon 90 days prior written notice to the Parent. In such event, upon the expiration of the Term of Employment, all obligations of the Companies to Executive under this Agreement and all obligations of Executive to the Companies (except those provided for in paragraphs 4, 5 and 6) shall cease.

        4.    Noncompetition. The parties agree that the Companies’ customer contacts and relations are established and maintained at great expense and by virtue of Executive’s employment with the Companies, Executive has had and will continue to have unique and extensive exposure to and personal contact with the Companies’ customers, and that he will be able to establish a unique relationship with those individuals and entities that will enable him, both during and after employment, to unfairly compete with the Companies. The parties further agree that the Companies’ customers and business contacts are a small percentage of the total number of organizations, associations and individuals who are customers or potential customers for companies offering the same or similar services and products offered by the Companies. Further, the parties agree that the terms and conditions of the following restrictive covenants are reasonable and necessary for the protection of the Companies’ business, trade secrets and confidential information and to prevent great damage or loss to the Companies as a result of action taken by Executive. Executive acknowledges that the noncompete restrictions and nondisclosure of confidential information restrictions contained in this Agreement are reasonable and the consideration provided for herein is sufficient to fully and adequately compensate Executive for agreeing to such restrictions. Executive acknowledges that he could continue to actively pursue his career and earn sufficient compensation in the same or similar business without breaching any of the restrictions contained in this Agreement.

            (a)    During Term of Employment. During Executive’s relationship with either Company, Executive will not, in any capacity, participate in, provide assistance to, or have a financial or other interest in any activity or other enterprise which competes with either Company. The ownership of less than a 5% interest in a corporation or other entity whose securities are traded on a recognized stock exchange or traded on the over the counter market, even thought that corporation or other entity may be a competitor to the Company, shall not be deemed a financial participation in a competitor.

            (b)    Upon Termination of Relationship. Commencing on the termination of Executives employment and for a period of time thereafter equal to 18 months, Executive will not, directly or indirectly:

                (i)     contact, solicit or service any Active Customers (as defined below) for the purpose of providing competitive products or services similar to those provided by either of the Companies during the Measurement Period (as defined below);

                (ii)     request or advise any Active Customers, or suppliers or vendors (including artists and designers) of Companies who currently have, or have had, business relationships with Companies during the Measurement Period, to withdraw, curtail or cancel any of their business or relations with Companies; or

                (iii)     Induce or attempt to induce any employee, officer, director, sales representative, consultant or other personnel of either Company with whom the Executive had personal contact during the Reference Period to terminate his/her relationship or breach his/her agreements with the Companies. Nothing in this Agreement shall otherwise prohibit Executive’s future employer from hiring a Company’s employees or contractors without Executive’s involvement.

            (c)    Definitions.

                (i)     “Active Customers” shall mean any customer or prospective customer that Executive solicited or serviced on behalf of Companies during the Measurement Period, or whose dealings with Companies were coordinated or supervised, in whole or in part, by Executive during the Measurement Period.

                (ii)     “Measurement Period” shall mean the twelve-month period preceding the termination of Executive’s employment with Companies.

                In this Agreement, “Active Customer” shall mean any party to which the Companies provided any product or for which the Companies performed any service during the Reference Period and any prospective customer that was under “Active Solicitation” by the Companies during the Reference Period; provided, however, that this restriction shall apply with respect to any Active Customer only if Executive performed or supervised the performance of services for, conducted or supervised the Active Solicitation of, or had access to any “Confidential Information” (as defined below) regarding, such Active Customer during the Reference Period. In this Agreement, “Active Solicitation” shall mean at least two contacts, in person, by letter, e-mail or facsimile or by telephone, by any personnel of the Companies, including Executive, during the Reference Period. There shall exist the presumption that in his capacity as an executive officer of both Companies, the Executive supervised the performance of all of the Companies’ services and Active Solicitation and had access to the Confidential Information of Active Customers.

        5.    Confidential Information and Trade Secrets.

            (a)    Definitions.

                (i)     For purposes of this Agreement, “Confidential Information” means information, to the extent it is not a trade secret, that is possessed by or developed for Companies and that relates to either Company’s’ business or technology, including but not limited to, Inventions (as defined below), business plans and strategies, existing or proposed bids, technical or engineering developments, existing or proposed research projects, financial or business projections, investments, marketing plans and strategies, pricing and cost information, negotiations strategies, training information and materials, employee compensation and other employee information, customer or potential customer lists, customer purchasing history, and information generated for customer engagements. Confidential Information also includes information received by a Company from others which a Company has an obligation to treat as confidential, including all information obtained in connection with customer engagements. Confidential Information shall not include information that is generally available to the public as of the date of this Agreement.

                (ii)     For purposes of this Agreement, “Inventions” means all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, ideas, processes, techniques, formula, trademarks, data and other intellectual property other than trade secrets (whether or not protectible under intellectual property laws or similar laws), made solely by Executive (or jointly with others) during Executive’s employment with Companies that [a] relate to Companies’ business services or activities, [b] were developed or conceived in connection with Executive’s employment by Companies or [c] were developed or conceived using Companies’ assets.

            (b)    Nondisclosure. Executive agrees that during the term of Executive’s relationship with Companies and until the first to occur of (i) such time as the Confidential Information becomes generally available to the public through no fault of Executive or other person under a duty of confidentiality to Companies, (ii) such time as the Confidential Information no longer provides a benefit to Companies, or (iii) the third anniversary of the termination of Executive’s employment with Companies, Executive will not, directly or indirectly, in any capacity, use or disclose, or cause to be used or disclosed, in any geographic area in which such use or disclosure could harm Companies’ existing or potential business interests, any Confidential Information. This provision does not prohibit Executive’s use of general skills acquired during and prior to employment by Companies, as long as such use does not involve the use or disclosure of Confidential Information or trade secrets.

            (c)    Trade Secrets. Notwithstanding the foregoing paragraph, the parties agree that nothing in this Agreement shall be construed to limit or negate any statutory or common law of torts or trade secrets, where such law provides Companies with broader protection than that provided in this Agreement. During Executive’s employment by the Companies, Executive shall do what is reasonably necessary to prevent unauthorized misappropriation or disclosure of the Companies’ trade secrets. After termination of employment, Executive shall not use or disclose the Companies’ trade secrets as long as they remain trade secrets.

        6.    Inventions and Improvements. All original designs, memoranda, data, discoveries, software, copyrightable works, inventions, and innovations of every description whether patentable or unpatentable, made by or for Executive in the performance of his duties under this Agreement (the “Work Product”) shall be promptly communicated to, and shall become the exclusive property of the Company to which it relates upon creation. Executive shall perform all lawful acts requested by the Company (i) to perfect the Companies’ title therein and (ii) where applicable, to enable the Company or its nominee to obtain and maintain copyright, mask work, patent or other legal protection thereon anywhere in the world. Upon termination of this Agreement, all tangible embodiments of Work Product not already in possession of the Companies shall be immediately delivered to the Companies. Notwithstanding the foregoing, the Work Product shall not include any “Commonly Used Materials,” but the Companies shall have the right to make, use, duplicate, modify, make derivative works of, sell and distribute Commonly Used Materials. For purposes of this Agreement, “Commonly Used Materials” shall mean any know-how of Executive in existence prior to the effective date of this Agreement, and any techniques, designs or patterns that are commonly used in Executive’s industry or otherwise are in common use.

                If Executive will fail to make or refuse to make an assignment to the Companies of any Work Product, the Companies will have the authority, and this Agreement will operate to give the Companies authority to execute, seal and deliver, as the act of Executive, any license, any license agreement, contract, assignment or other instrument in writing that may be necessary or proper to convey to the Companies the entire right, title and interest in and to the Work Product. Executive hereby agrees to hold the Companies and its assigns harmless by reason of the Companies’ acts pursuant to this paragraph. Executive further agrees that, during the term of this Agreement and at any time thereafter whenever reasonably necessary for the protection of the Companies, he will cooperate with the Companies and its counsel in the prosecution and/or defense of any litigation at the cost of the Companies which may arise in connection with the Work Product, without any liability or cost to Executive.

        7.    Miscellaneous.

                (a)    Notices. Any notice required or permitted to be given under this Agreement shall not be deemed to have been given unless delivered in person or mailed, postage prepaid, by certified mail addressed, in the case of the Executive, to his last known residence as specified by him in a notice to the Companies, or, in the case of the Companies to its principal office.

            (b)    Benefits and Obligations. This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the Companies and its respective successors and assigns, and the Executive, his heirs, assigns or legal representatives; provided, however, that the obligations of the Executive contained herein may not be delegated or assigned.

            (c)    Entire Agreement; Amendment. This Agreement contains the entire understanding between the parties and supersedes all previous communications between the parties, whether oral or written, with respect to the matter hereof. This Agreement may only be amended by an agreement in writing signed by all of the parties hereto.

            (d)    Specific Performance. In the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations will be enforceable in a court of equity by a decree of specific performance. Such remedy, however, will be cumulative and nonexclusive and will be in addition to any other remedy which the parties may be entitled. Executive shall pay the Companies’ costs of enforcing sections 4, 5, or 6 of this Agreement, including reasonably attorneys’ fees.

            (e)    Severability . In the event that any provision will be held to be invalid or unenforceable for any reason whatsoever, it is agreed such invalidity or unenforceability will not affect any other provision of this Agreement and the remaining covenants, restrictions and provisions hereof will remain in full force and effect and any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable. The parties specifically acknowledge that the above covenant not to compete, covenant not to disclose confidential information and assignment of rights are separate and independent agreements.

            (f)    Waiver. The failure of any party hereto to insist, in any one or more instances, upon performance of any of the terms and conditions of this Agreement, shall not be construed as a waiver or relinquishment of any right granted hereunder or of the future performance of any such term, covenant or condition.

            (g)    Governing Laws. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio.

            (h)    Sale, Consolidation or Merger. In the event of a sale of the stock of the Companies, or consolidation or merger of the Companies with or into another Companies or entity, or the sale of substantially all of the operating assets of the Companies to another Companies, entity or individual, the successor-in-interest shall be deemed to have assumed all liabilities of the Companies under this Agreement.

            (i)    Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement.

            (j)    Subsequent Employment. Executive agrees that either Company may notify any other employer of Executive or any other third party about Executive’s obligations under this Agreement until such time as Executive has performed all of Executive’s obligations hereunder. Upon Company’s request, Executive agrees to provide the Companies with information, including, but not limited to, supply details of Executive’s subsequent employment, sufficient to verify that Executive has not or is not breaching any covenant of this Agreement.

            (k)     Executive acknowledges and agrees that he has carefully read this Agreement, understands it contents, has been given the opportunity to ask any questions concerning the Agreement and its contents, and has signed this Agreement as Executive’s free and voluntary act.

[Signature Page to follow]

        IN WITNESS WHEREOF, the parties have executed this Employment Agreement as of the day and year first above written.

THE MIDDLETON DOLL COMPANY
LEE MIDDLETON ORIGINAL DOLLS, INC.
LICENSE PRODUCTS, INC.
BY /s/ Salvatore L. Bando
Salvatore L. Bando, Director
EXECUTIVE
/s/ Kenneth A. Werner
Kenneth A. Werner